Exhibit 23.1.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and “Selected Financial Data” and to the use of our reports dated July 18, 2002, except for Note 16 paragraph (F), as to which the date is August 15, 2002, in Amendment No. 5 to the Registration Statement (Form S-1 No. 333-86390) and related Prospectus of Cosí, Inc. for the Registration of 5,555,556 shares of its common stock.

                          /s/ ERNST & YOUNG LLP

New York, New York
November 7, 2002